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                                                                   Exhibit 10.11

                             As of October 22, 1997


Registry Magic Incorporated
One South Ocean Boulevard, Suite 206
Boca Raton, Florida 33432
Attn: Walt Nawrocki
      President and Chief Executive Officer


Dear Mr. Nawrocki:

     This will confirm the arrangements, terms and conditions pursuant to which Commonwealth Associates (the "Consultant"), has been retained to serve as a financial consultant and advisor to Registry Magic Incorporated, a Delaware corporation (the "Company"), on a non-exclusive basis for services rendered in association with the Company's initial public offering and terminating on the closing (the "Closing") of the Company's initial public offering (the "Offering"). The undersigned hereby agrees to the following terms and conditions:

     1. DUTIES OF CONSULTANT: Consultant shall, at the request of the Company, upon reasonable notice, provide such financial consulting services and advise pertaining to the Company's business affairs as the Company may from time to time reasonably request.

        The services described in this Section 1 shall be rendered by Consultant without any direct supervision by the Company at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.

     2. COMPENSATION: As compensation for consultant's services hereunder, the Company shall pay Consultant, at the Closing, an amount equal to two (2%) of the gross proceeds from the Offering, including any proceeds from the exercise of the Underwriter's over-allotment option.

     3. ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES: In addition to the financial consulting services described in Section 1 above, Consultant may bring the Company in contact with persons, whether individuals or entities that may be suitable candidates for providing the Company with, or may lead the Company to other individuals or entities that may provide the Company with, debt or equity financing or that may be suitable candidates, or may lead the Company to such suitable candidates, to purchase substantially all of the stock or assets of the Company, sell all or substantially all of such candidate's stock or otherwise transfer control of, or a material interest in, such candidate to the Company, merge with the Company, or enter into a joint venture, strategic alliance or other transaction with the Company (a "Transaction"). If the Company enters into an agreement with any persons or their affiliates, or with any persons introduced to the Company by any such persons or their affiliates during the term of this Agreement or within six months of the expiration of the term of this Agreement, pursuant to which the Company enters into a Transaction, the Company will pay to Consultant, upon the
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closing of the Transaction, an amount mutually agreeable to both the Company and Consultant which should be such amount as is generally customary for the type of Transaction.

     4. AVAILABLE TIME: Consultant shall make available such time as it, in its sole discretion, shall deem appropriate for the performance of its obligations under this Agreement and may in certain circumstances be entitled to additional compensation in connection therewith.

     5. RELATIONSHIP: Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

     6. CONFIDENTIALITY: Except in the course of the performance of its duties hereunder, Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

     7. ASSIGNMENT AND TERMINATION: This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may not be arbitrarily withheld by the party whose consent is required.

     8. GOVERNING LAW: This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.


                                     COMMONWEALTH ASSOCIATES
                                     a New York limited partnership


                                     By: COMMONWEALTH MANAGEMENT CO. INC.
                                     a New York corporation, its general partner



                                     By: /s/ Joseph P. Wynne
                                         ---------------------------------------
                                         Joseph P. Wynne
                                         Chief Financial Officer




                                    REGISTRY MAGIC INCORPORATED



                                     By: /s/ Walt Nawrocki
                                         ---------------------------------------
                                         Walt Nawrocki, President and
                                         Chief Executive Officer




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